UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2022

SUNRISE REAL ESTATE GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

000-32585	75-2713701
(Commission File Number)	(IRS Employer Identification No.)

No. 18, Panlong Road,

Shanghai, PRC 201702

(Address of principal executive offices)(Zipcode)

+86-21-6067-3830

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Sunrise Real Estate Group, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”) on July 20, 2022. At the Annual Meeting, the shareholders of the Company voted on the following proposals:

Proposal Number 1. To elect the eight nominees named in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”), filed with the Securities and Exchange Commission on June 24, 2022, to the Board of Directors of the Company to serve as directors until the next annual meeting of the Company’s shareholders and until their successors are duly elected and qualified. Each nominee for director, except Mr. Lin Chao Chun, was elected by a vote of the shareholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chang Shu Chen	49,084,863	4,689,481	1,159,141
Lin Yuan Chiang	52,589,113	1,185,231	1,159,141
Gu Liang	45,465,941	8,308,403	1,159,141
Lin Chi Jung	53,773,838	506	1,159,141
Lin Chao Chun	37,841	53,736,503	1,159,141
Lin Hsin Hung	52,517,238	1,257,106	1,159,141
Li Xiao Gang	52,491,263	1,283,081	1,159,141
Wang Wen Hua	52,995,718	778,626	1,159,141

Proposal Number 2. to ratify the appointment of R.H CPA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,082,419	506	3,469,572	1,159,141

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2022

SUNRISE REAL ESTATE GROUP, INC.

By:	/s/ Zhang Jian
Name: Zhang Jian
Title: Chief Executive Officer